PART C:
                                OTHER INFORMATION


Item 24.  Financial Statements and Exhibits

(1)      Financial Statements:

         Part A:  Financial Highlights               Not Applicable

         Part B: Report of Independent Auditors; Statement of Assets and Liabilities; Notes to Financial Statements*

(2)      Exhibits:

         (a)(1)   Certificate of Formation of Trust.

         (a)(2)   Agreement and Declaration of Trust (1)

         (b)      Bylaws.

         (c)      Not applicable.

         (d)      See Item 24(a)(2).

         (e)      Not applicable.

         (f)      Not applicable.

         (g)(1) Form of Investment Advisory Agreement between Sentry Select Capital Corp. and the Registrant.*

         (g)(2) Form of Sub-Advisory Agreement between Sentry Select Capital Corp. and R.N. Croft Financial Group, Inc.*

         (h)(1) Form of Best Efforts Underwriting Agreement between Investors Capital Corporation and the Registrant.*

         (h)(2)   Form of Selling Group Agreement.*

         (h)(3)   Form of Agreement among Underwriters.*

         (i)      Not applicable.

         (j) Form of Custody Agreement between State Street Bank and Trust Company and the Registrant.*

         (k)(1) Form of Administration Agreement between State Street Bank and Trust Company and the Registrant.*

         (k)(2) Form of Escrow Agreement between State Street Bank and Trust Company and the Registrant.

         (k)(3) Form of Transfer Agency Agreement between EquiServe and the Registrant.*

         (l)      Not applicable.

         (m)      Not applicable.

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         (n)      Consent of Auditors.*

         (o)      Not applicable.

         (p)      Subscription Agreement for Initial Capital.*

         (q)      Not applicable.

         (r)      Code of Ethics.*

         (s)      Power of Attorney for the Registrant.



*To be filed by amendment.

(1) Attached as an Appendix to the Registrant's Statement of Additional Information.

Item 25. Marketing Arrangements. See the Best Efforts Underwriting Agreement, the Form of Selling Group Agreement and the Form of Agreement among Underwriters to be filed by pre-effective amendment as exhibits (h)(1), h(2) and h(3) to this Registration Statement.

Item 26. Other Expenses of Issuance and Distribution**

         All figures are estimates:

         Registration Fees                                           $
         Printing and Engraving Expenses                             $
         Legal Fees and Expenses                                     $
         National Association of Securities Dealers, Inc.  Fees      $
         Accounting Fees and Expenses                                $
         Transfer Distributors' Fees                                 $
         Miscellaneous Expenses                                      $

                  Total                                              $



**To be completed by amendment

Item 27. Persons Controlled by or Under Common Control with Registrant

         Not applicable.

Item 28. Number of Holders of Securities

         Registrant currently has no securities outstanding.

Item 29. Indemnification

     A policy of insurance covering the Adviser, its affiliates, and all of the registered investment companies advised by the Adviser will be obtained to insure the Registrant's trustees and officers and others against liability arising by reason of an alleged breach of duty caused by any negligent act, error, or accidental omission in the scope of their duties. Article 7, Section 2 of the Registrant's Trust Agreement states as follows:

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     Indemnification and Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any Person, other than the Trust or a Unitholder to the extent provided in this Article VII, for any act, omission or obligation of the Trust, of such Trustee or of any other Trustee. The
Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager or Principal Underwriter of the Trust. The Trust (i) may indemnify an agent of the Trust or any Person who is serving or has served at the Trust's request as an agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise; and (ii) shall indemnify each Person who is, or has been, a Trustee, officer or employee of the Trust and any Person who is serving or has served at the Trust's request as a director, officer, trustee, or employee of another organization in which the Trust has any interest as a shareholder, creditor or otherwise, in the case of (i) and (ii), to the fullest extent consistent with the 1940 Act and in the manner provided in the By-laws; provided that such indemnification shall not be available to any of the foregoing Persons in connection with a claim, suit or other proceeding by any such Person against the Trust or a Series thereof.

     All persons extending credit to, contracting with or having any claim against a Series of the Trust or the Trustees shall look only to the assets of the appropriate Series, or, if the Trustees have yet to establish Series and the obligation rests on the Trust, of the Trust for payment under such credit, contract or claim; and neither the Trustees nor the unitholders, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.

     Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or a Series thereof by any of the Trustees in connection with the Trust or Series shall conclusively be deemed to have been executed or done only in or with respect to his or their capacity as Trustee or Trustees, and such Trustee or Trustees shall not be personally liable thereon. At the Board of Trustees' discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers of the Trust may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a statutory limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Board of Trustees so determines, recite that the same was executed or made on behalf of the Trust or Series by a Trustee or Trustees in such capacity and not individually or by an officer or officers of the Trust in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the unitholders individually but are binding only on the assets and property of the Trust or a Series thereof. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or unitholders individually.

Item 30. Business and Other Connections of Investment Adviser

         To be provided by amendment.

Item 31. Location of Accounts and Records

     Accounts and records of the Fund are maintained at the Fund's office at 130 King Street, Suite 2850, Toronto, Ontario, Canada M5X 1A4, or at the offices of State Street Bank and Trust Company, at 2 Avenue de Lafayette, 6th Floor, Boston MA 02111-1724, in State Street's capacity as administrator of the Fund.

     EquiServe maintains all the required records in its capacity as transfer and dividend disbursing distributor.

Item 32. Management Services

     Not Applicable.

Item 33. Undertakings

I. Registrant undertakes to suspend the offering of Units until the prospectus is amended if (1) subsequent to the effective date of its registration statement, the net asset value of the Fund declines more than ten percent from its net asset value as of the effective date of the registration statement or (2) the net asset value of the Fund increases to an amount greater than its net proceeds as stated in the prospectus.

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II.      Registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Interests offered therein, and the offering of the Interests at that time shall be deemed be the initial bona fide offering thereof; and

(c) to remove from registration by means of a post-effective amendment any of the Interests being registered which remain unsold at the termination of the offering. III. Registrant undertakes to send by first class mail or other means designed to ensure equally prompt delivery within two business days of receipt of a written or oral request, Registrant's Statement of Additional Information.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended ("Securities Act"), and the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Ontario, Canada, on May 10, 2002.

                                                     /s/ John Driscoll

                                                     By:  John Driscoll
                                                     Title:  Trustee


          Pursuant to the requirements of the Securities Act and the Investment Company Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                      Title                              Date
/s/ John Driscoll              Trustee, President                 May 10, 2002
/s/ John Nestor                Trustee                            May 10, 2002
/s/ Donald Worth               Trustee                            May 10, 2002
/s/ John Vooglaid              Chief Financial Officer            May 10, 2002




















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